    As filed with the Securities and Exchange Commission on November 1, 2000
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              -------------------

                          CATALYST SEMICONDUCTOR, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        77-0083129
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                    1250 BORREGAS AVENUE, SUNNYVALE, CA 94089
               (Address of principal executive offices) (Zip Code)

                              -------------------

                 CATALYST SEMICONDUCTOR, INC. STOCK OPTION PLAN
          CATALYST SEMICONDUCTOR, INC. 1993 DIRECTOR STOCK OPTION PLAN
            CATALYST SEMICONDUCTOR, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                  RADU M. VANCO
                     President and Chief Executive Officer
                          CATALYST SEMICONDUCTOR, INC.
                   1250 Borregas Avenue, Sunnyvale, CA 94089
                     (Name and address of agent for service)
                                 (408) 542-1000
          (Telephone number, including area code, of agent for service)

                              -------------------

                                    Copy to:
                                   PETER COHN
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                1020 Marsh Road
                              Menlo Park, CA 94025
                                 (650) 614-7400

                              -------------------

                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED          PROPOSED
       TITLE OF SECURITIES              AMOUNT           MAXIMUM            MAXIMUM
              TO BE                     TO BE         OFFERING PRICE       AGGREGATE                AMOUNT OF
            REGISTERED              REGISTERED(1)(2)   PER SHARE(3)     OFFERING PRICE(3)       REGISTRATION FEE
            ----------              ----------------   -------------    ------------------      ----------------
Common Stock, $0.001 par value           2,500,000         $1.54          $3,850,000               $1,016.40
(Stock Option Plan)
Common Stock, $0.001 par value             450,000         $1.54          $  693,000               $  182.95
(1993 Director Stock Option Plan)
Common Stock, $0.001 par value             500,000         $7.39          $3,695,000               $  975.48
(Employee Stock Purchase Plan)
---------------------------------   ----------------   -------------    ------------------      ----------------
TOTAL                                    3,450,000                                                 $2,147.83

(1) Pursuant to Rule 429 of the 1933 Act, the Prospectus delivered to participants in connection with this Registration Statement is for use with respect to shares covered by Registration Statements Nos. 333-62636, 333-10041 and 333-92449 and this Registration Statement and associated rights.
(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"). With respect to 4,731,252 shares which are subject to outstanding options to purchase common stock of the Registrant under the referenced plans, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 4,731,252 shares subject to outstanding options under the referenced plans to be registered is $1.54. With respect to 3,632,486 shares of the Registrant's common stock available for future grant under the referenced plans, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq Smallcap Market on October 19, 2000, which average was $ 7.39. The numbers referenced above in the column entitled "Proposed Maximum Aggregate Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                               GENERAL INFORMATION

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement relating to the Stock Option Plan, 1993 Director Stock Option Plan and 1998 Special Equity Incentive Plan has been previously filed. Pursuant to Instruction E of the General Instructions to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 filed on May 11, 1993 (SEC File No. 333-62636), August 12, 1996 (SEC File No. 333-10041) and December 10, 1999 (SEC File No. 333-92449) are incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        a. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 27, 2000 (with an amendment filed on August 2, 2000);

        b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2000, filed with the Commission on September 14, 2000; and

        c. The Registrant's Registration Statement on Form 8-A filed with the Commission on March 24, 1993, which provides a description of the Registrant's Common Stock, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides for the indemnification of directors, officers, employees and other agents under certain circumstances. The Registrant's Bylaws (the "Bylaws") require it to indemnify each of its officers and directors to the fullest extent permitted by the Delaware Law against certain expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Catalyst Semiconductor. In addition, the Bylaws grant the Registrant the power to indemnify its employees and agents under certain circumstances to the fullest extent permitted by Delaware Law against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Catalyst Semiconductor.

        Article IX of the Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware Law, the Registrant's directors shall not be personally liable to Catalyst Semiconductor or the Registrant's stockholders for monetary damages for breach of fiduciary duty as a director.

        The Registrant maintains directors' and officers' liability insurance policies insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring Catalyst Semiconductor under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

        The Registrant has entered into indemnification agreements with its officers and directors, pursuant to which the Registrant is obligated to indemnify each officer and director against certain claims and expenses for which the officer or director might be held liable.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

  Exhibit Number      Exhibit
  --------------      -------
          5.1         Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.
         23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.
         23.2         Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.
         24.1         Power of Attorney is included on the signature page of this Registration Statement.
         99.1         Stock Option Plan.
         99.2         1993 Director Stock Option Plan.
         99.3         Catalyst Semiconductor, Inc Employee Stock Purchase Plan.

Item 9. Undertakings

         A.       The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by Catalyst Semiconductor, Inc. pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement.

(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Catalyst Semiconductor, Inc. pursuant to the indemnification provisions summarized in
Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Catalyst Semiconductor, Inc. of expenses incurred or paid by a director, officer, or controlling person of Catalyst Semiconductor, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 1st day of November 2000.

                                       CATALYST SEMICONDUCTOR, INC.
                                       (REGISTRANT)

                                       By: /s/ Radu M. Vanco
                                          --------------------------------------
                                          Radu M. Vanco
                                          President, Chief Executive Officer
                                          and Director


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Radu M. Vanco, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                       TITLE                                   DATE
              ----------                                       -----                                   ----
/s/ Radu M. Vanco                         President, Chief Executive Officer                     November 1, 2000
----------------------------------------  (Principal Executive Officer) and Director
Radu M. Vanco


/s/ Thomas E. Gay III                     Vice President, Finance and Administration             November 1, 2000
----------------------------------------  and Chief Financial Officer (Principal Financial
Thomas E. Gay III                         Officer and Principal Accounting Officer)

/s/ Lionel M. Allan                                           Director                           November 1, 2000
----------------------------------------
Lionel M. Allan


/s/ Hideyuki Tanigami                                         Director                           November 1, 2000
----------------------------------------
Hideyuki Tanigami


/s/ Roland Duchatelet                                         Director                           November 1, 2000
----------------------------------------
Roland Duchatelet


/s/ Cynthia M. Butitta                                        Director                           November 1, 2000
----------------------------------------
Cynthia M. Butitta


/s/ Glen G. Possley                                           Director                           November 1, 2000
----------------------------------------
Glen G. Possley


                                                              Director
----------------------------------------
Henry C. Montgomery



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                    UNDER THE

                             SECURITIES ACT OF 1933


                          CATALYST SEMICONDUCTOR, INC.

                                  EXHIBIT INDEX

   EXHIBIT NUMBER           EXHIBIT
   --------------           -------
          5.1         Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.
         23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.
         23.2         Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.
         24.1         Power of Attorney is included on the signature page of this Registration Statement.
         99.1         Stock Option Plan.
         99.2         1993 Director Stock Option Plan.
         99.3         Catalyst Semiconductor, Inc Employee Stock Purchase Plan.